EXHIBIT 99.4j

NORTHERN LIFE
A RELIASTAR COMPANY


P.O. Box 12530
Seattle, WA 98111-4530

                      /s/ Michael J. Dubes           /s/ Susan M. Bergen
A Stock Company       Michael J. Dubes - President   Susan M. Bergen - Secretary



             FLEXIBLE PREMIUM INDIVIDUAL DEFERRED ANNUITY CONTRACT
                                NONPARTICIPATING

                       VARIABLE AND/OR FIXED ACCUMULATION
                  VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS

--------------------------------------------------------------------------------
                      RIGHT TO EXAMINE AND CANCEL CONTRACT

You may cancel this contract by giving written notice of cancellation to Northern Life Insurance Company, P.O. Box 12530, Seattle, WA 98111-4530, or to the agent from whom you bought the contract and by returning the contract before midnight of the tenth (10th) day after the date you receive the contract. As soon as you return it, we will consider it void from the start and refund the Contract Value as of the next Valuation Date after receiving your request. However, if applicable law so requires, the full amount of any Purchase Payments we receive will be refunded.
--------------------------------------------------------------------------------

                                     NOTICE

ANNUITY PAYOUTS AND CONTRACT VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND MAY INCREASE OR DECREASE IN VALUE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT.

This contract is a legal contract between you and Northern Life Insurance Company. READ YOUR CONTRACT CAREFULLY.

This contract funds a deferred compensation plan established underss.457 of the Code. For plans maintained by tax exempt organizations, all rights and benefits hereunder remain the property of the Owner shown on the Contract Data Page. Plans maintained by state or local governments, however, must be maintained for the exclusive benefit of the plan participants in accordance with ss.457(g) of the Code. We will make Fixed and/or Variable Annuity Payouts subject to the terms of this contract. You may change the Start Date, the annuity payout option, or both, as shown in the contract.

If the Annuitant dies while this contract is in effect, we will pay the Death Benefit when we receive written notice of death.

Your rights under this contract cannot be forfeited.

We issue this contract in consideration of the attached application and the payment of Purchase Payments according to the terms of this contract.

The provisions on the following pages are a part of this contract, which is issued at Seattle, Washington.


The Plan .......................................... 3

Definitions ....................................... 3

The Contract ...................................... 5

Purchase Payments ................................. 5

Reallocations of Contract Value ................... 6

Fixed Account ..................................... 7

Variable Account .................................. 8

Withdrawals .......................................11

Annuity Benefits ..................................12

General Provisions ................................16

Payments at Death .................................17

Restrictions on Distributions .....................18

Amendment and Disclaimer ..........................19

Termination .......................................19

ADDITIONAL BENEFITS, IF ANY, ARE LISTED ON THE CONTRACT DATA PAGE(S).

                               CONTRACT DATA PAGE
                      FLEXIBLE PREMIUM INDIVIDUAL DEFERRED
                                ANNUITY CONTRACT

PURCHASE PAYMENTS:
         Minimum Purchase Payment               $50

         Purchase Payments are allocated to the Fixed Account and Separate Account One (the "Variable Account") as shown below unless changed as provided in this contract:

VARIABLE ACCOUNT
         MUTUAL FUNDS                                         INITIAL ALLOCATION
         NORTHSTAR/NWNL TRUST
         Northstar Income and Growth Fund                              0%
         Northstar Multi-Sector Bond Fund                              0%
         Northstar Growth Fund                                         0%

         FIDELITY: VARIABLE INSURANCE PRODUCT FUND
         Money Market Portfolio                                        0%
         Equity Income Portfolio                                       0%
         Growth Portfolio                                              0%
         Overseas Portfolio                                            0%

         FIDELITY: VARIABLE INSURANCE PRODUCT FUND II
         Asset Manager Portfolio                                       0%
         Asset Manager: Growth Portfolio                               0%
         Index 500 Portfolio                                           0%
         Contrafund Portfolio                                          0%

         JANUS
         Janus Aggressive Growth Portfolio                             0%
         Janus Growth Portfolio                                        0%
         Janus International Growth Portfolio                          0%
         Janus Worldwide Growth Portfolio                              0%

         OPPENHEIMER CAPITAL
         OCC Manged Portfolio                                          0%
         OCC Small Cap Portfolio                                       0%
         OCC Equity Portfolio                                          0%
         OCC Global Equity Portfolio                                   0%

FIXED ACCOUNT
         Fixed Account A                                             100%
         Fixed Account B                                               0%
         ------------------------------------------------------------------
         Total Allocation                                            100%


                                       OWNER:  John Doe Employer
                                   ANNUITANT:  John Doe Employee
                                  ISSUE DATE:  December 1, 1995
                                CONTRACT NO.:  VA00123456

                               CONTRACT DATA PAGE
                      FLEXIBLE PREMIUM INDIVIDUAL DEFERRED
                           RETIREMENT ANNUITY CONTRACT


SPECIFIED CONTRACT ANNIVERSARY: Consecutive six year anniversary dates measured from the Issue Date.



                           TABLE OF WITHDRAWAL CHARGES

               CONTRACT YEAR OF                       WITHDRAWAL CHARGE
                  WITHDRAWAL                             PERCENTAGE

                      1                                      8%
                      2                                      8%
                      3                                      8%
                      4                                      7%
                      5                                      6%
                      6                                      5%
                      7                                      4%
                      8                                      3%
                      9                                      2%
                      10                                     1%
                      11+                                    0



OTHER CHARGES:
         Mortality Risk Charge:             .85% of the daily net asset value
         Expense Risk Charge:               .40% of the daily net asset value
         Administrative Charge:             .15% of the daily net asset value
         Annual Contract Charge:            $30

Section 1  THE PLAN
--------------------------------------------------------------------------------

A. PLAN INFORMATION             This contract funds a Deferred Compensation Plan
                                ("Plan") established by the Owner under Code ss.457.

                                The Annuitant performs or has performed services for the Owner as an employee or independent contractor.

                                Any terms or provisions not defined or explained in this contract which govern the interpretation or administration of the Owner's Plan shall be as provided in the Plan. We are not a party to the Plan and are not liable to provide benefits under the Plan.


Section 2  DEFINITIONS
--------------------------------------------------------------------------------

ACCUMULATION UNIT               A unit of measure used to determine the Variable
                                Account Contract Value.


ANNUITANT                       The person whose life determines the annuity
                                payouts payable under the contract at the Start
                                Date. The Annuitant is the person named in the Application who performs or has performed services for the Owner and who participates under this contract pursuant to the Owner's
                                Plan.

ANNUITY PAYOUT DATE             Unless we agree otherwise, the first business
                                day of any calendar month in which a Fixed or Variable Annuity Payout is made under the contract.

ANNUITY UNIT                    A unit of measure used to determine the amount
                                of a Variable Annuity Payout after the first annuity payout.

BENEFICIARY                     The Owner will always be the sole Beneficiary
                                unless the law requires otherwise.

CODE                            The Internal Revenue Code of 1986, as amended.

CONTRACT ANNIVERSARY            The same day and month as the Issue Date each
                                year that this contract remains in force.

CONTRACT VALUE                  The sum of the Fixed Account Contract Value as
                                defined in Section 6C plus the Variable Account
                                Contract Value as defined in Section 7D on a Valuation Date.

CONTRACT YEAR                   Each twelve (12) month period starting with the
                                Issue Date and each Contract Anniversary after that.

FIXED ACCOUNT                   One or more accounts under this contract that
                                guarantee both principal and interest. Fixed
                                Account Values are held in our General Account.
                                We have complete ownership and control of the assets in the General Account.

FIXED ANNUITY PAYOUT            A series of periodic payments to the Payee which
                                does not vary in amount, is guaranteed as to principal and interest, and is paid from the General Account.

--------------------------------------------------------------------------------

FUND Any open-end management investment company (or portfolio thereof) or any unit investment trust (or series thereof) listed on the Contract Data Page(s) on the Issue Date or thereafter made available.

GENERAL ACCOUNT                 Our assets other than those allocated to the
                                Variable Account or any other separate account.

OWNER (YOU, YOUR)               The person or entity named on the Application to
                                hold this contract and to exercise all rights and privileges under it, as limited by applicable law.

PAYEE The person to receive payments under a Fixed or Variable Annuity Payout.

PURCHASE PAYMENTS               Amounts paid to us to fund the benefits under
                                this contract. These include periodic, single lump sum and transfer payments.

REQUIRED DISTRIBUTION DATE      April 1 of the year following the year in which
                                the Annuitant reaches age 70 1/2, or retires, whichever is later.

START DATE                      Pursuant to the Plan, the date on which the
                                entire Contract Value is used to purchase a Fixed and/or Variable Annuity Payout. The Start
                                Date must comply with the Code and applicable regulations.

SUB-ACCOUNT                     A subdivision of the Variable Account. Each
                                Sub-Account's assets are invested exclusively in one of the Funds. The Sub-Accounts available on the Issue Date and the percentage of Purchase
                                Payments you have allocated to each Sub-Account on the Issue Date are shown on the Contract Data
                                Page(s). Other Sub-Accounts may be available after the Issue Date.

VALUATION DATE                  The time at which regular trading on the New
                                York Stock Exchange closes on each day on which the New York Stock Exchange is open for business except federal and other holidays and days on which we are not otherwise open for business.

VALUATION PERIOD                The period of time between a Valuation Date and
                                the next Valuation Date.

VARIABLE ACCOUNT                A separate investment account of ours, which has
                                been established under the State of Washington insurance laws and is divided into Sub-Accounts.

VARIABLE ANNUITY PAYOUT         A series of periodic payments to the Payee which
                                will vary in amount based on the investment performance of the Variable Account Sub-Accounts under this contract.

WE, US, OUR                     Northern Life Insurance Company at its Home
                                Office in Seattle, Washington.

WRITTEN, IN WRITING             A written request or notice signed, dated, and
                                received at an address designated by us in a form we accept. You may ask us for the forms.

Section 3 THE CONTRACT
--------------------------------------------------------------------------------

A. THE CONTRACT                 The entire contract is this contract, the
                                Contract Data Page(s), the application(s), and any attached endorsements. Unless fraudulent, all statements made by or on behalf of anyone covered by this contract are representations and not warranties. Only statements found in the attached application(s) may be used to cancel this contract or as our defense if we refuse to pay a claim.

                                You shall be the sole representative to us under this contract. We will deal only with you except as otherwise specified in the contract or agreed to by us, and we shall be entitled to rely upon any action taken or omitted by you pursuant to the terms of the contract.

                                We may rely on your written directives and shall not be liable for any failure to question or challenge such directives regarding Annuity Payouts or the payment of cash distributions.

B. MODIFICATION OF CONTRACT     Only our President or Secretary may change this
                                contract on our behalf. No agent or any other person may change this contract. Any change must be in writing.


Section 4 PURCHASE PAYMENTS
--------------------------------------------------------------------------------

A. GENERAL                      Purchase Payments must be in cash or a cash
                                equivalent and are payable at our Home Office.

                                Subject to Section 4E, you may make Purchase
                                Payments at any time before the Start Date while the contract is in force. Within Code limitations, you may vary the amount and frequency of Purchase Payments, but they must be at least $50 unless we waive this minimum on a nondiscriminatory basis. We may choose not to accept an additional Purchase Payment on a nondiscriminatory basis if the additional Purchase Payment plus the Contract Value at the next Valuation Date exceeds $1,000,000.

B. TRANSFERS                    After the first five (5) Contract Years, we have
                                the right to refuse Purchase Payments that are transfer payments from another Codess.457 plan.

                                We reserve the right to waive these rules on a nondiscriminatory basis.

C. FAILURE TO MAKE              If you fail to make a Purchase Payment, the
   PURCHASE PAYMENTS            contract will stay in force unless terminated in
                                accordance with Section 14. Until termination, the Fixed Account Contract Value will continue to earn interest in accordance with Section 6B.

D. PREMIUM TAXES                Some states impose a premium tax that may affect
                                the Contract Value. If premium taxes are applicable in your state, we reserve the right to deduct those taxes from Purchase Payments upon receipt or from the Contract Value at a later date.

E. PURCHASE PAYMENT LIMITS      Purchase Payments may not exceed the limits
                                imposed under Code ss.457(b) and can be made only to the extent that other requirements imposed under Code ss.457(b) are satisfied.

--------------------------------------------------------------------------------

F. ALLOCATION OF PURCHASE       You specified the initial allocation of Purchase
   PAYMENTS                     Payments on your application for this contract.
                                This allocation is shown on the Contract Data
                                Page(s). The allocation of future Purchase
                                Payments will remain the same unless you change it. You may change the percentage allocation between or among available Sub-Accounts and the Fixed Account at any time by written notice.
                                Changes in the allocation will not be effective until the date we receive your notice and will only affect Purchase Payments we receive after that date. The allocation may be one hundred percent (100%) to any account or may be divided between the accounts in whole percentage points totaling one hundred percent (100%).

                                Reallocations of the Contract Value are governed by Section 5.


Section 5 REALLOCATIONS OF CONTRACT VALUE
--------------------------------------------------------------------------------

A. GENERAL                      You may reallocate Contract Value between or
                                among Sub-Accounts, from one or more
                                Sub-Accounts to the Fixed Account, and from the Fixed Account to one or more Sub-Accounts, subject to certain limitations. Subject to the restrictions in Section 5B, we make a reallocation on the next Valuation Date after we receive your written instructions requesting the reallocation or on a Valuation Date you request which occurs thereafter. Reallocations are subject to the availability of Sub-Accounts. On a non-discriminatory basis, we reserve the right to impose a charge of up to $25 for each reallocation of Contract Value, to limit the number of reallocations you can make, to establish minimum and maximum amounts for reallocations, and to reallocate the entire
                                Contract Value remaining in a Sub-Account or either Fixed Account in the event that a reallocation request would bring such remaining
                                Contract Value below a specified amount.
                                Allocation of Purchase Payments is governed by
                                Section 4.

B. REALLOCATIONS FROM           Before the Start Date, Fixed Account A Contract
   FIXED ACCOUNT                Value may be reallocated at any time to Fixed
                                Account B or to the Variable Account.

                                Before the Start Date, you may request in writing the reallocation of part of Fixed Account B Contract Value to the Variable Account or to Fixed Account A under the following conditions:

                                1. You may reallocate Contract Value only during the reallocation period which begins thirty (30) days before and ends thirty (30) days after each Contract Anniversary. Only one reallocation is allowed during each reallocation period;

                                2.      We must receive the request to
                                        reallocate no more than thirty (30) days before the start of the reallocation period and not later than ten (10) days before the end of the reallocation period;

                                3.      You may not reallocate more than the
                                        greater of $1,000 or twenty-five percent
                                        (25%) of Fixed Account B Contract Value
                                        unless Fixed Account B Contract Value
                                        would be less than $1,000 after the
                                        reallocation, in which case the full
                                        Fixed Account B Contract Value must be
                                        reallocated; and

--------------------------------------------------------------------------------

                                4. You must reallocate at least $250 or the total Fixed Account B Contract Value, if less.

                                We reserve the right to permit reallocations in excess of these limits on a nondiscriminatory basis.

C. ALL OTHER REALLOCATIONS      Before the Start Date, you may request in
                                writing the reallocation of all or part of a Sub-Account's Accumulation Units to other
                                Sub-Accounts or to Fixed Account A or Fixed
                                Account B. To accomplish the reallocation, appropriate Accumulation Units will be redeemed and their value will be reinvested in other
                                Sub-Accounts, or reallocated to Fixed Account A or Fixed Account B as directed in your request.

                                Subject to the restrictions in the following paragraph, after a Variable Annuity Payout has begun, you may request in writing the reallocation of the Annuity Units in the same manner and subject to the same requirements as for a reallocation of the Accumulation Units. However, we reserve the right to restrict these reallocations.

                                No reallocations to or from Fixed Account A or Fixed Account B may be made after the Start Date. In the event that part of the Contract Value is applied to purchase annuity payouts, the remaining Contract Value may be reallocated as described above for periods prior to the Start Date.


Section 6 FIXED ACCOUNT
--------------------------------------------------------------------------------

A. GENERAL                      The Fixed Account consists of Fixed Account A
                                and Fixed Account B. Purchase Payments allocated and Contract Value reallocated to either of these Fixed Accounts will be credited with interest at rates we determine from time to time, but never less than an effective yearly interest rate of three percent (3%).

B. INTEREST CREDITING           We may credit interest in excess of the
                                guaranteed rate of three percent (3%). Any interest rate in effect when an amount is allocated or reallocated to the Fixed Account is guaranteed until the end of the calendar year in which it is received. After the end of that calendar year, we may change the amount of interest credited at our discretion. All amounts in the Fixed Account after the end of the calendar years referenced above, are credited with excess interest at the rates then in effect for the then current calendar year. Such rates are established at the beginning of each calendar year and are guaranteed for the entire calendar year. In setting interest rates, we consider many factors, including, but not limited to: investment yield rates, taxes, contract persistency, and other experience factors.

                                We will credit interest to the Fixed Account
                                Contract Value beginning on the date we receive your Purchase Payment or reallocation until it is withdrawn or otherwise reallocated. Interest will be credited and compounded daily to the Fixed Account Contract Value using the daily equivalents of effective yearly interest rates.

--------------------------------------------------------------------------------

                                There may be more than one interest rate in effect at any time for both Fixed Account A and Fixed Account B. At any time while this contract is in effect, interest rates declared for Fixed Account A will not be more than the interest rates declared for Fixed Account B.

C. FIXED ACCOUNT CONTRACT       The Fixed Account Contract Value on any
   VALUE                        Valuation Date is:

                                1.      The sum of your Purchase Payments
                                        allocated to Fixed Account A and Fixed
                                        Account B;

                                2. PLUS any reallocations from the Variable Account;

                                3.      PLUS interest credited as specified
                                        above;

                                4. MINUS any previous partial withdrawals, amounts applied to purchase partial annuity payouts and Annual Contract Charges applied to the Fixed Account;

                                5. MINUS any previous reallocations to the Variable Account;

                                6.      MINUS premium tax deducted, if any.


Section 7 VARIABLE ACCOUNT
--------------------------------------------------------------------------------

A. GENERAL                      The Variable Account is registered with the
                                Securities and Exchange Commission as a unit investment trust under the Investment Company
                                Act of 1940. We have complete ownership and control of the assets in the Variable Account, but these assets are held separately from our other assets and are not part of our General
                                Account.

                                The portion of the assets of the Variable
                                Account equal to the reserves and other contract liabilities of the Variable Account will not be chargeable with liabilities arising out of any other business that we may conduct. The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account will be credited to or charged against the Variable Account, without regard to our other income, gains, or losses.

B.SUB-ACCOUNTS                  The Variable Account is divided into
                                Sub-Accounts, some of which are available under the contract. Each Sub-Account that is available under this contract invests in shares of a Fund.
                                Funds initially available are set forth on the Contract Data Page(s). Shares of a Fund will be purchased and redeemed for a Sub-Account at their net asset value. We will reinvest the net asset value of the income, dividends, and gains distributed from shares of a Fund in additional shares of that Fund. The Fund prospectuses define the net asset value and describe the Funds.

                                The dollar amounts of values and benefits of this contract provided by the Variable Account depend on the investment performance of the Fund in which your selected Sub-Accounts are invested. We do not guarantee the investment performance of the Funds. You bear the full investment risk for amounts applied to the selected Sub-Accounts.

--------------------------------------------------------------------------------

C. ACCUMULATION UNITS           Purchase Payments received under this contract
                                and allocated to, and any amounts reallocated to, the Variable Account will be credited in the form of Accumulation Units. The number of Accumulation Units credited is found by dividing the amount of the Purchase Payment allocated to, or any amount reallocated to, the Sub-Account by the value of an Accumulation Unit for that Sub-Account on the next Valuation Date. The number of Accumulation Units canceled upon withdrawal or reallocation from a Sub-Account is determined by dividing the amount withdrawn or reallocated by the Accumulation Unit Value on the next Valuation Date.

                                Each Accumulation Unit Value is set at ten dollars ($10) when the Sub-Account first purchases investment shares. Subsequent values on any Valuation Date are equal to the previous Accumulation Unit Value times the Net Investment Factor for that Sub-Account for the Valuation Date.

D. VARIABLE ACCOUNT             The Variable Account Contract Value is the total
   CONTRACT VALUE               of the values of your interest in each
                                Sub-Account, which for each Sub-Account is equal to:

                                1.      The number of Accumulation Units;

                                2.      MULTIPLIED BY the Accumulation Unit
                                        Value.

                                The Variable Account Contract Value will vary from Valuation Date to Valuation Date.

E. NET INVESTMENT FACTOR        The Net Investment Factor is an index number
                                which reflects charges to this contract and the investment performance during a Valuation Period of the Fund in which a Sub-Account is invested.
                                If the Net Investment Factor is greater than one, the Accumulation Unit Value has increased.
                                If the Net Investment Factor is less than one, the Accumulation Unit Value has decreased. The
                                Net Investment Factor for a Sub-Account is determined by dividing (1) by (2) and then subtracting (3) from the result, where:

                                1.      Is the net result of:

                                        a. The net asset value per share of the
                                           Fund shares held in the Sub-Account,
                                           determined at the end of the current
                                           Valuation Period;

                                        b. PLUS the per share amount of any
                                           dividend or capital gain
                                           distributions made on the Fund shares
                                           held in the Sub-Account during the
                                           current Valuation Period;

                                        c. PLUS a per share credit or MINUS a
                                           per share charge for any taxes
                                           reserved which we determine to have
                                           resulted from the operations of the
                                           Sub-Account and to be applicable to
                                           this contract.

                                2.      Is the net result of:

                                        a. The net asset value per share of the
                                           Fund shares held in the Sub-Account,
                                           determined at the end of the last
                                           prior Valuation Period;

                                        b. PLUS a per share credit or MINUS a
                                           per share charge for any taxes
                                           reserved for the last prior
                                           Valuation Period which we determine
                                           to have resulted from the investment
                                           operations of the Sub-Account and to
                                           be applicable to this contract.

--------------------------------------------------------------------------------

                                3.      Is a daily factor representing the
                                        Mortality Risk Charge, the Expense Risk
                                        Charge, and the Administrative Charge,
                                        adjusted for the number of days in the
                                        period, which are shown on an annual
                                        basis on the Contract Data Page(s).

F. MORTALITY RISK CHARGE        The Mortality Risk Charge pays us for assuming
                                the mortality risk under this contract. This charge is included in the calculation of the Net
                                Investment Factor and is shown on the Contract
                                Data Page(s).

G. EXPENSE RISK CHARGE          The Expense Risk Charge pays us for guaranteeing
                                that we will not increase the Annual Contract
                                Charge or the Administrative Charge even though our cost of administering this contract and the accounts may increase. This Expense Risk Charge is included in the calculation of the Net
                                Investment Factor and is shown on the Contract
                                Data Page(s).

H. ADMINISTRATIVE CHARGE AND    The Administrative Charge and the Annual
   ANNUAL CONTRACT CHARGE       Contract Charge shown on the Contract Data
                                Page(s) pay us for the administrative expenses of the contract.

                                The Administrative Charge is included in the calculation of the Net Investment Factor.

                                The Annual Contract Charge will be deducted from the Contract Value on each Contract Anniversary before the Start Date. We make the deduction from the Fixed Account and the Variable Account on a basis that reflects each account's proportionate percentage of the Contract Value. If you request a full withdrawal of this contract on other than the Contract Anniversary, the Annual Contract Charge will be deducted at the time of the withdrawal.

I. RESERVED RIGHTS              We reserve the right, if permitted by applicable
                                law, to:

                                1.      Create new variable accounts;

                                2. Combine variable accounts, including the Variable Account;

                                3. Remove, add, or combine Sub-Accounts and make the new Sub-Accounts available to Contract Owners at our discretion;

                                4.      Substitute shares of one Fund for
                                        another;

                                5.      Reallocate assets of the Variable
                                        Account, which we determine to be
                                        associated with the class of contracts
                                        to which this contract belongs, to
                                        another variable account (if this type
                                        of reallocation is made, the term
                                        "Variable Account" as used in this
                                        contract will then mean the variable
                                        account to which the assets were
                                        reallocated);

                                6. Deregister the Variable Account under the Investment Company Act of 1940, if registration is no longer required;

                                7.      Make any changes required by the
                                        Investment Company Act of 1940;

                                8.      Operate the Variable Account as a
                                        management investment company under the
                                        Investment Company Act of 1940, or any
                                        other form permitted by law; and

                                9.      Restrict or eliminate any voting
                                        privileges of Contract Owners or other
                                        persons who have voting privileges as to the Variable Account.

Section 8 WITHDRAWALS
--------------------------------------------------------------------------------

A. GENERAL                      You may request a full or partial withdrawal by
                                sending us a written request. We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract
                                Value on the date the withdrawal is taken.

                                The amount withdrawn from the Sub-Accounts will be determined on the next Valuation Date following our receipt of your written request. This amount, minus any charges, will normally be sent within seven (7) days of our receipt of your written request.

                                By law, we have the right to defer payment of withdrawals from the Fixed Account for up to six
                                (6) months from the date we receive your request.

B. WITHDRAWAL CHARGE            For any amounts withdrawn that are subject to
                                the Withdrawal Charge, we calculate the
                                Withdrawal Charge this way:

                                            WITHDRAWAL CHARGE =
                                         Contract Value Withdrawn
                                                     X
                                       Withdrawal Charge Percentage

                                The Withdrawal Charge Percentage is determined from the Table of Withdrawal Charges shown on the Contract Data Page(s).

                                In computing withdrawals, the Withdrawal Charge, if any, will be deemed a part of the withdrawal, but will not be received by you.

                                We will not apply the Withdrawal Charge to any portion of the Contract Value used to purchase an annuity payout.

C. FULL WITHDRAWAL              For a full withdrawal of the Contract Value, we
                                calculate the Withdrawal Value this way:

                                       Withdrawal Value = Contract Value
                                            MINUS Withdrawal Charge
                                          MINUS Annual Contract Charge

                                We will pay the Withdrawal Value to you in a lump sum less any applicable taxes.

                                Withdrawal of the entire Contract Value will result in termination of the contract in accordance with Section 14, and we have no further obligation.

D. PARTIAL WITHDRAWAL           You may withdraw a portion of the Contract
                                Value. For a partial withdrawal, we calculate the Withdrawal Value this way:

                                   Withdrawal Value = Contract Value Withdrawn
                                             MINUS Withdrawal Charge

                                Some or all of the amount withdrawn may be eligible for a waiver of the Withdrawal Charge as described in Section 8E.

--------------------------------------------------------------------------------

                                On a nondiscriminatory basis, we reserve the right to impose a charge not to exceed $25 for each partial withdrawal and to limit the number of partial withdrawals you may make. Unless we agree, on a non-discriminatory basis, each partial withdrawal must be at least $1,000, including those under Section 8E. Following a partial withdrawal, the remaining Contract Value must be at least $1,000.


                                Withdrawal Charges and any applicable taxes will not be included in the amount payable to you.

                                Unless we agree otherwise, the withdrawal will be made on a pro rata basis from the Sub-Accounts, Fixed Account A and Fixed Account B immediately prior to the withdrawal.

E. PARTIAL WAIVER OF            During any twelve (12) month period, you may
   WITHDRAWAL CHARGE            withdraw a portion of the Contract Value without
                                a Withdrawal Charge. Each twelve (12) month period begins with the first withdrawal of that period. For each twelve (12) month period, the amount available without a Withdrawal Charge is ten percent (10%) of the Contract Value.

                                If your first withdrawal exceeds this amount, the excess is subject to the Withdrawal Charge in Section 8B. If your first withdrawal equals this amount, other withdrawals during the twelve
                                (12) month period are subject to the Withdrawal Charge in Section 8B.

                                If your first withdrawal is less than this amount, the remaining portion may be applied against no more than three (3) additional withdrawals during the twelve (12) month period. The maximum amount available for withdrawal remains subject to the limitations in Sections 8C and 8D.

F. TRANSFER TO ANOTHER PLAN     You may ask us in writing to pay the Withdrawal
                                Value to another entity that sponsors a Code ss.457 Plan.

G. FEDERAL TAXES                Some or all of the withdrawal may be income on
                                which the Payee must pay tax. We must report such income according to the tax laws. We may also be required to withhold taxes from amounts otherwise payable.


Section 9 ANNUITY BENEFITS
--------------------------------------------------------------------------------

A. APPLICATION OF CONTRACT      Upon receipt of your written request for an
   VALUE                        annuity payout, we apply all or a portion of the
                                Contract Value to provide a Fixed Annuity Payout or a Variable Annuity Payout, or both. If the amount to be annuitized on the date the annuity payout is scheduled to begin is less than $5,000, instead we may pay the Withdrawal Value in a lump sum. We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract Value on any Annuity Payout Date as required by law.

B. ANNUITY PAYOUT OPTIONS       You may select an annuity payout by sending us a
                                written request. Your request must be received by us at least thirty (30) days before the annuity payout is scheduled to begin. If you have not selected a required minimum distribution payment method, we will provide an annuity payout option to you at age eighty-five
                                (85), unless you notify us otherwise in writing.

--------------------------------------------------------------------------------

                                The following options are available for annuity payouts:

                                ANNUITY PAYOUT OPTION 1. INSTALLMENTS FOR LIFE WITH OR WITHOUT A FIXED PERIOD CERTAIN. We will pay the proceeds in equal installments for as long as the Payee lives. If a Fixed Period Certain is chosen, we guarantee to make payments for at least 120 months. If the Payee dies before the end of the Fixed Period Certain, we will pay the remaining guaranteed payments in accordance with Section 12.

                                For each $1,000 of Contract Value applied, the Annuity Payout Option 1 Table shows the guaranteed minimum rate for each installment under a Fixed Annuity Payout, or the rate used to determine the first installment under a Variable Annuity Payout using an assumed yield of three percent (3%). The rate depends upon:

                                1.      Whether the 120-month Fixed Period
                                        Certain is chosen; and

                                2.      The Payee's age on his/her birthday
                                        nearest the date the first installment
                                        is due.

                                ANNUITY PAYOUT OPTION 2. JOINT AND SURVIVOR
                                ANNUITY PAYOUT. We will pay the proceeds in equal installments for as long as either the Payee or the joint Payee is alive.

                                For each $1,000 of Contract Value applied, the Annuity Payout Option 2 Table shows the guaranteed minimum rate for each installment at various ages under a Fixed Annuity Payout, or the rate used to determine the first installment under a Variable Annuity Payout using an assumed yield of three percent (3%).

                                ANNUITY PAYOUT OPTION 3. OTHER FIXED AND
                                VARIABLE ANNUITY PAYOUTS. We will pay the proceeds under any other Fixed and Variable Annuity Payouts that we may offer. Contact us for details.

C. CHANGE OF ANNUITY PAYOUT     Unless we agree otherwise, the first Annuity
   DATE                         Payout Date must be at least sixty (60) days
                                after the Issue Date and is the first business day of the first calendar month in which an annuity payout will be made to you.

                                You may change the date an annuity payout is scheduled to begin, including the Start Date, by giving us at least thirty (30) days written notice.

D. FREQUENCY AND AMOUNT         Annuity payouts will be made monthly unless we
   OF PAYMENTS                  agree to a different payment schedule. We
                                reserve the right to change the frequency of either Fixed or Variable Annuity Payouts so that each payment will be at least $100.

E. FIXED ANNUITY PAYOUTS        The dollar amount of all payments are fixed
                                during the entire period of annuity payments, according to the provisions of the Annuity
                                Payout Option selected.

                                Guaranteed minimum Annuity Payout Option 1 and 2 rates for Fixed Annuity Payouts are based upon three percent (3%) yearly interest and unisex rates derived from 1983 Table a.

                                Other Fixed Annuity Payout rates may be
                                available, but rates will never be less than those shown in the Annuity Payout Option 1 and 2 Tables. Contact us for details. In setting Fixed Annuity Payout rates, we consider many factors, including, but not limited to: investment yield rates; taxes; contract persistency; and other experience factors.

--------------------------------------------------------------------------------

F. PAYMENT OF PRESENT VALUE     Following the death of the Payee and any joint
                                Payee under a Fixed Annuity Payout, we may offer the Beneficiary payment of the present value of the unpaid remaining payments if annuity payouts are discontinued. If the present value is payable, we calculate it this way:

                                1.      We determine the number of unpaid
                                        remaining payments when we receive proof of death.

                                2. We discount the remaining payments at the rate specified in the terms of the Fixed Annuity Payout.

G. VARIABLE ANNUITY PAYOUTS     The amount of the first payment for the Variable
                                Annuity Payout selected is shown in the Annuity
                                Payout Tables for each $1,000 of Contract Value applied, based upon an assumed yield of three percent (3%).

                                Payments after the first payment will vary in amount and may either increase or decrease. Payments are determined on the Valuation Date immediately preceding the seventh (7th) day before each Annuity Payout Date. If the payment under the annuity payout selected is based on the Annuity Unit Value of a single Sub-Account, the payment is found by multiplying the Annuity Unit Value for that Sub-Account on the Valuation Date immediately preceding the seventh (7th) day before the Annuity Payout Date by the number of Annuity Units under this contract in the Sub-Account.

                                If the monthly payment under the annuity payout selected is based upon an Annuity Unit of more than one Sub-Account, the above procedure is repeated for each applicable Sub-Account. The sum of these payments is the total payment under the Variable Annuity Payout.

                                We guarantee that the amount of each payment after the first payment will not be affected by variations in expense or mortality experience.

H. CONVERSION OF ACCUMULATION   After deductions for any applicable premium tax
   UNITS TO ANNUITY UNITS       or Withdrawal Charge, we convert the
                                Accumulation Units applicable to this contract into Annuity Units at the Unit Value on the Valuation Date immediately preceding the seventh
                                (7th) day before the Annuity Payout Date. The number of Annuity Units of each Sub-Account remains constant, as long as an annuity payout remains in force and allocation among the Sub-Accounts has not changed. Reallocations among Sub-Accounts is governed by Section 5C.

                                For each Sub-Account, the Annuity Unit Value was set at ten dollars ($10) when Accumulation Units were first converted into Annuity Units. Subsequent Annuity Unit Values for any Valuation Period are equal to:

                                1.      The Net Investment Factor for the
                                        Valuation Period for which the Annuity
                                        Unit Value is being calculated;

                                2. MULTIPLIED BY the Annuity Unit Value for the preceding Valuation Period; and

                                3.      DIVIDED BY the daily factor at the
                                        assumed yield (designed to offset the
                                        assumed yield we agree to use to
                                        determine the first payment) adjusted
                                        for the number of days in the Valuation
                                        Period.

--------------------------------------------------------------------------------


                          ANNUITY PAYOUT OPTION 1 TABLE

                          Installments for Life With or
                         Without a Fixed Period Certain

                                 Monthly Income
                        for Each $1,000 of Contract Value

                             FIXED PERIOD IN MONTHS

                      AGE             NONE             120
                      ----            ----             ----
                      50              3.96             3.94

                      51              4.03             4.00

                      52              4.09             4.07

                      53              4.17             4.14

                      54              4.24             4.21

                      55              4.32             4.28

                      56              4.41             4.36

                      57              4.50             4.45

                      58              4.59             4.54

                      59              4.70             4.63

                      60              4.80             4.73

                      61              4.92             4.84

                      62              5.04             4.95

                      63              5.18             5.06

                      64              5.32             5.19

                      65              5.47             5.32

                      66              5.63             5.45

                      67              5.80             5.59

                      68              5.98             5.74

                      69              6.18             5.90

                      70              6.39             6.07


                Instead of monthly installments, yearly, semiannual or quarterly installments may be selected.

                Amounts for ages not shown in this table may be obtained upon request.

--------------------------------------------------------------------------------
                          ANNUITY PAYOUT OPTION 2 TABLE
                           Joint and Survivor Annuity
                Monthly Income for Each $1,000 of Contract Value

PAYEE'S AGE                        JOINT PAYEE'S AGE
-----------    ------------------------------------------------------------
                45         50        55          60         65         70

   50          3.43       3.55       3.65       3.74       3.81        3.87

   55          3.50       3.65       3.81       3.94       4.06        4.15

   60          3.56       3.74       3.94       4.15       4.33        4.49

   65          3.60       3.81       4.06       4.33       4.61        4.86

   70          3.63       3.87       4.15       4.49       4.86        5.25

     Amounts for ages not shown in this table may be obtained upon request.
--------------------------------------------------------------------------------


Section 10 GENERAL PROVISIONS
--------------------------------------------------------------------------------

A. EVIDENCE OF SURVIVAL         We may require proof that a person is alive on
                                the Required Distribution Date, the Start Date, or at any time thereafter.

B. INCONTESTABILITY             This contract has a two-year contestable period
                                running from its Issue Date. After this contract has been in force for two years from its Issue
                                Date, we cannot claim that the contract is void unless the contract has been terminated in accordance with Section 14.

C. INTEREST ON DEATH BENEFIT    Any Death Benefit paid under this contract from
                                the Fixed Account will include interest from the Death Benefit Valuation Date until the Death
                                Benefit is paid at a rate not less than that required by law. Any Death Benefit paid under this contract from the Variable Account will not include interest.

D. MINIMUM BENEFITS             This contract is governed by the laws of the
                                state in which it is delivered. We guarantee that all annuity values, cash withdrawal values and death proceeds will always be as much as required by the laws of that state.

E. MISSTATEMENT OF AGE          If the Payee's age is misstated, the Required
                                Distribution Date and/or Start Date will be adjusted to reflect the true age.

                                If age has been misstated and payments have begun under a Fixed or Variable Annuity Payout, we will change the amounts payable to what the Payee is entitled to at the true age. If the misstatement caused us to make an overpayment, we will deduct that amount from future payments. If the misstatement caused us to make an underpayment, we will pay that amount immediately.

                                We have the right to require proof of a person's age before we make payment under any Fixed or Variable Annuity Payout.

F. NONPARTICIPATING             The contract does not share in our profits or
                                surplus. No dividends are paid under this contract.

--------------------------------------------------------------------------------

G. NONTRANSFERABLE              This contract may not be transferred, sold,
                                assigned, discounted or pledged either as collateral for a loan or security for the performance of an obligation or for any other purpose, to any person or entity other than us.

H. PAYMENTS AND SETTLEMENTS     All payments and settlements we make are payable
                                from our Home Office. We may require that this contract be returned before payments and settlements are made.

I. PROOF OF DEATH               We accept any of the following as proof of
                                death:

                                1.      A certified copy of a death certificate;

                                2. A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

                                3.      Any other proof satisfactory to us.

J. PROTECTION OF PROCEEDS       Payments we make under this contract may not be
                                assigned before they are due and, except as required or permitted by law, are not subject to claims of creditors or legal process.

K. TAX WITHHOLDING              We will withhold taxes from any payment made
                                when required by law or regulation.

L. YEARLY STATEMENT             At least once each Contract Year, we will send
                                you a report showing the Contract Value.


Section 11 PAYMENTS AT DEATH
--------------------------------------------------------------------------------

A. GENERAL                      Distribution of all or part of the Death Benefit
                                may be deferred to the extent allowed by law or IRS regulation.

B. DEATH BENEFIT                The amount of the Death Benefit before the Start
                                Date is defined as follows:

                                1. If the Annuitant dies on or before the first day of the month following his/her 80th birthday, as of the Death Benefit Valuation Date the greatest of:

                                        (a) The Contract Value; or

                                        (b) The sum of the Purchase Payments
                                            we received under this contract,
                                            less any withdrawals, amounts used
                                            to purchase annuity payouts, and the
                                            amount of previously deducted Annual
                                            Contract Charges; or

                                        (c) The Contract Value on the Specified
                                            Contract Anniversary (immediately
                                            preceding the Annuitant's death)
                                            shown on the Contract Data Page(s),
                                            plus any Purchase Payments since
                                            that anniversary, less any
                                            withdrawals or amounts used to
                                            purchase annuity payouts since that
                                            anniversary less the amount of
                                            previously deducted Annual Contract
                                            Charges since that anniversary.

--------------------------------------------------------------------------------

                                2. If the Annuitant dies after the first day of the month following his/her 80th birthday, the Contract Value on the Death Benefit Valuation Date.

                                The amount of the Death Benefit, if any, following the Start Date, is governed by the annuity payout in effect on the date of death.

C. DEATH BENEFIT VALUATION      The Death Benefit Valuation Date is the
   DATE                         Valuation Date next following the date we
                                receive:

                                1.      Proof of death; and

                                2. Written request for a single sum payment or a payout permitted by Code ss.457(d)(2) and of which we approve.

D. PAYMENT OF DEATH BENEFIT     If a single sum payment of the Death Benefit is
                                elected, we will make payment within seven (7) days after the Death Benefit Valuation Date. If an annuity payout is requested, it may be any annuity payout that could have been selected under Section 9 and which is permitted by Code ss.ss.401(a)(9), 457(d)(2), and the regulations thereunder.


Section 12 RESTRICTIONS ON DISTRIBUTIONS
--------------------------------------------------------------------------------

A. GENERAL                      This section restricts how distributions may be
                                made under the contract both before and after the Annuitant's death. It refers to Code ss.ss.401(a)(9) and 457(d)(2), and the regulations thereunder, including the incidental death benefit provisions of Proposed Treasury
                                Regulation ss.1.401(a)(9)-2, all of which are incorporated herein by reference. Generally, distributions must satisfy the minimum required distribution rules of Code ss.401(a)(9), and, if payable other than in a lump sum, must be made in substantially nonincreasing amounts, paid not less frequently than annually.

B. REQUIRED DISTRIBUTIONS       Payments must be elected under Section 8,
   WHILE LIVING                 Section 9, or a combination of both, that
                                commence on or before the Required Distribution
                                Date and are payable at times specified by the IRS which are not later than the time determined under the Code ss.401(a)(9)(G), relating to the incidental death benefits.

C. REQUIRED DISTRIBUTION        If the Annuitant dies before his/her entire
   UPON DEATH                   interest has been distributed but after
                                distributions have begun, the amount not distributed during the Annuitant's life will be distributed after death at least as rapidly as under the method of distribution used during the Annuitant's life.

                                In the case of a distribution which does not begin before the death of the Annuitant, the entire amount payable will be paid over a period not in excess of fifteen (15) years, unless the beneficiary is the Annuitant's surviving spouse. If the beneficiary is the Annuitant's surviving spouse, payment can be made over the life expectancy of the surviving spouse.

                                Any distribution payable over a period of more than one year can only be made in substantially nonincreasing amounts paid not less frequently than annually.

Section 13 AMENDMENT AND DISCLAIMER
--------------------------------------------------------------------------------

A. AMENDMENT                    We reserve the right to amend this contract in
                                order to include any future changes relating to this contract's remaining qualified for treatment as an annuity contract under the following:

                                1.      The Code; and

                                2.      IRS rulings, regulations, and
                                        requirements.

B. DISCLAIMER                   We shall be under no obligation for any of the
                                following:

                                1. To determine whether a Purchase Payment, distribution or transfer under the contract complies with the provisions, terms and conditions of each plan or with applicable law;

                                2.      To administer such plan, including,
                                        without limitation, any provisions
                                        required by the Retirement Equity Act of 1984; or

                                3. For any tax penalties owed by any party resulting from failure to comply with the Code and IRS rulings, regulations, and requirements applicable to this contract.


Section 14 TERMINATION
--------------------------------------------------------------------------------

A. TERMINATION                  This contract will end on the earlier of the
                                following:

                                1.      When the entire Withdrawal Value is
                                        withdrawn on or before the Start Date;
                                        or

                                2.      When the Contract Value is paid in a
                                        lump sum as the Death Benefit before the Start Date.

                                In addition, if:

                                1. You have not made any Purchase Payments for a period of two full years; and

                                2. The guaranteed monthly benefit under the Life Annuity with payments for ten (10) or twenty (20) years would be less than $20 per month when you reach age seventy-one (71), or at the beginning of Contract Year eleven (11), whichever is later;

                                then, we may terminate the contract by payment of the current Withdrawal Value. This payment may be made to you or, if you request, to another entity sponsoring a Code ss.457 Plan.

FLEXIBLE PREMIUM INDIVIDUAL DEFERRED
ANNUITY CONTRACT


                                              VARIABLE AND/OR FIXED ACCUMULATION
Nonparticipating                    VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS
--------------------------------------------------------------------------------






                                     NOTICE

                To make Purchase Payments, please write or call us at:

                            Northern Life Insurance Company
                            P.O. Box 34148 FAB #11
                            Seattle, Washington 98124-1148
                            (800) 426-7050

                To make a claim or exercise your rights under this contract, please write or call us at:

                            Northern Life Insurance Company
                            P.O. Box 12530
                            Seattle, Washington 98111-453077

                Please include your contract number in all correspondence.







                         NORTHERN LIFE INSURANCE COMPANY
         A Stock Company * 1110 Third Avenue, Seattle, Washington 98101


Form No. 13008 12-97